UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                         April 26, 2019

IMPERIAL OIL LIMITED

(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Quarry Park Boulevard S.E., Calgary, Alberta	T2C 5N1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:             1-800-567-3776

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting of shareholders on April 26, 2019, each of the seven nominees proposed as directors of Imperial Oil Limited (the “Company”) were elected to hold office until the close of the next annual meeting. The votes for the directors were:

D.C. Brownell 677,770,266 shares for and 20,292,353 shares withheld

D.W. Cornhill 691,464,285 shares for and 6,598,334 shares withheld,

K.T. Hoeg 691,652,313 shares for and 6,410,306 shares withheld,

M.C. Hubbs 694,200,805 shares for and 3,861,814 shares withheld,

R.M. Kruger 676,383,494 shares for and 21,679,125 shares withheld,

J.M. Mintz 690,396,064 shares for and 7,666,555 shares withheld, and

D.S. Sutherland 691,684,484 shares for and 6,378,135 shares withheld.

At the same annual meeting of shareholders, PricewaterhouseCoopers LLP was reappointed as the auditor of the Company and the shareholder proposal set out in the Company’s management proxy circular was defeated. The votes for the auditor reappointment and the shareholder proposal were:

the auditor was reappointed by a vote of 699,030,375 shares for and 4,170,579 shares withheld; and

the shareholder proposal regarding an annual advisory vote by shareholders on executive compensation was defeated by a vote of 596,318,673 against and 101,589,709 for.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED

Date: April 26, 2019

	By:	/s/ Ian Laing

	Name:	Ian Laing
	Title:	Assistant General Counsel and Corporate Secretary

	By:	/s/ Cathryn Walker

	Name:	Cathryn Walker
	Title:	Assistant Corporate Secretary